EXHIBIT  11

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                                                     AUTOMATIC DATA PROCESSING, INC
                                                            AND SUBSIDIARIES
                                                   CALCULATION OF EARNINGS PER SHARE
                                                (In thousands, except per share amounts)

                                                                                           Year ended June 30,
                                                                      --------------------------------------------------------------

                                                                      1996         1995         1994            1993       1992
                                                                      ---------------------------------------------------------

PRIMARY EARNINGS PER SHARE:
Earnings before cumulative effect of accounting changes            $454,700      $394,830      $334,120      $294,200       $256,180
Cumulative effect of accounting changes                                   -             -       (4,800)             -              -
                                                                   --------      --------      --------      --------       --------
Net earnings applicable to common shares                           $454,700      $394,830      $329,320      $294,200       $256,180
                                                                   ========      ========      ========      ========       ========

Average number of common shares outstanding (1)                     288,967       285,112       281,780       282,654        278,090
                                                                    =======       =======       =======       =======        =======

Primary earnings per share
 before cumulative effect of accounting changes                       $1.57         $1.38         $1.19         $1.04           $.92
Cumulative effect of accounting changes                                   -             -         (.02)             -              -
                                                                     ------        ------       -------        ------          -----
Primary earnings per share (1)                                        $1.57         $1.38         $1.17         $1.04           $.92
                                                                      =====         =====         =====         =====           ====

FULLY DILUTED EARNINGS PER SHARE:
Net earnings used in primary earnings per share                    $454,700      $394,830      $334,120      $294,200       $256,180
Adjustment for interest (net of tax) -
 Zero coupon convertible subordinated notes (5 1/4% yield)(1)        11,703        11,330        10,075         9,409          3,314
                                                                   --------      --------      --------      --------       --------

Net earnings used for fully diluted earnings per share
 before cumulative effect of accounting changes                    $466,403      $406,160      $344,195      $303,609       $259,494
Cumulative effect of accounting changes                                   -             -       (4,800)             -              -
                                                                   --------      --------      --------      --------       --------


Net earnings used for fully diluted earnings per share             $466,403      $406,160      $339,395      $303,609       $259,494
                                                                   ========      ========      ========      ========       ========

Average number of shares outstanding on a fully diluted basis:
Shares used in calculating primary earnings per share               288,967       285,112       281,780       282,654        278,090
Diluted effect of all stock options outstanding after
 application of treasury stock method                                 6,483         5,836         5,382         5,962          6,360
Shares assumed to be issued upon conversion of Debentures-
 Zero coupon convertible subordinated notes (5 1/4% yield)(2)        10,360        10,402        10,402        10,402          3,722
                                                                   --------      --------      --------      --------       --------

Average number of shares outstanding on a fully diluted basis:      305,810       301,350       297,564       299,018        288,172
                                                                    =======      ========      ========      ========       ========

Fully diluted earnings per share before cumulative effect of
 accounting changes                                                   $1.53         $1.35         $1.16         $1.02           $.90
Cumulative effect of accounting changes                                   -             -         (.02)             -              -
                                                                      -----         -----        ------         -----           ----

Fully diluted earnings per share                                      $1.53         $1.35         $1.14         $1.02           $.90
                                                                      =====         =====         =====         =====           ====
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(1) All share and per share information has been adjusted to reflect a two-for-one stock split on January 1, 1996.
(2) Assumed converted at the beginning of periods reported.






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